UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2007

Commission File Number: 0-23363

AMERICAN DENTAL PARTNERS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	04-3297858
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

American Dental Partners, Inc.

401 Edgewater Place, Suite 430

Wakefield, Massachusetts 01880

(Address of principal executive offices, including zip code)

(781) 224-0880

(781) 224-4216 (fax)

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 132-4(c) under the Exchange Act

ITEM 1.01	Entry into a Material Agreement

On August 30, 2007, American Dental Partners, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) to acquire 100% of the outstanding stock of Metropolitan Dental Holdings, Inc. The parties to the purchase agreement included the Company, Metropolitan Dental Holdings, Inc., the stockholders of Metropolitan Dental Holdings, Inc. (Sentinel Partners III, L.P., Sentinel Capital Investors III, L.P., Robert Gaylord, Chad Wojtowick, Marcus Gustafson, David Milbrath, Edward Kuntz, Robert Sponsel, Peter Slocum, Chris Fondell, Frank Lombardo and John Slack), Merit Dental Lab, LLC and Metro Dentalcare, PLC. There is no material relationship between the Company or any of its affiliates and the parties to the agreement, other than in respect of this definitive agreement.

The Agreement provides that at closing of the acquisition, Metro Dentalcare, PLC will enter into a 40-year service agreement with Metropolitan Dental Management, Inc., a wholly-owned subsidiary of Metropolitan Dental Holdings, Inc. The purchase price to be paid in connection with the acquisition will consist of cash in the amount of $85 million, subject to adjustment, and a contingent earnout of up to $10 million payable in 2008 based on Metropolitan Dental Holdings, Inc.’s earnings before interest, taxes, depreciation and amortization for the fiscal year ended December 31, 2007. The closing of the acquisition of stock of Metropolitan Dental Holdings, Inc. is subject to satisfaction or waiver of certain customary closing conditions, including obtaining required regulatory approvals. The Company expects that the transaction will close during the fourth quarter of 2007.

The acquisition will be funded by the Company’s revolving credit facility and an interim credit facility. On August 30, 2007, the Company received commitments from its existing bank group to expand the capacity of its revolving credit facility to $130 million and to establish an interim credit facility of up to $100 million. The credit facilities were arranged by KeyBank. Participating banks in the revolving credit facility include Key Bank, Citizens Bank, JP Morgan, and TD Banknorth, and participants in the interim credit facility include KeyBank and Citizens Bank.

On August 31, 2007, the Company issued a press release announcing that the Company had signed a definitive agreement to acquire 100% of the stock of Metropolitan Dental Holdings, Inc. A copy of the press release is attached hereto as Exhibit 99.1

ITEM 9.01	Financial Statements and Exhibits

(c) Exhibits

99.1	Press release dated August 31, 2007 announcing that the Company had signed a definitive agreement to acquire 100% of the stock of Metropolitan Dental Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN DENTAL PARTNERS, INC.

September 4, 2007	/s/ Breht T. Feigh
Breht T. Feigh
Executive Vice President,
Chief Financial Officer and Treasurer
(principal financial officer)